Exhibit 99.1


For Immediate Release       Contact:  Ron Castell:  954-627-5016 or 954-648-4880
                                               MaryJo Finocchiaro:  561-447-5302



            BOCA RESORTS, INC. STOCKHOLDERS APPROVE MERGER AGREEMENT



         BOCA RATON, Fla., December 8, 2004 /PRNewswire-FirstCall/ -- Boca Resorts, Inc. (NYSE: RST), an owner and operator of luxury resorts in Florida, announced today that the stockholders of the Company voted to adopt the Agreement and Plan of Merger among the Company and affiliates of The Blackstone Group at a special stockholders' meeting held today in Fort Lauderdale, Florida.

         The proposed merger was announced on October 20, 2004 and is expected to close on or about December 10, 2004, pending the satisfaction or waiver of all the conditions set forth in the merger agreement. Under the terms of the merger agreement, Boca Resorts stockholders will be entitled to receive $24.00 per share in cash, without interest.

         Boca Resorts, Inc. is the owner and operator of five distinctive destination resorts located in Florida with hotels, conference facilities, golf courses, spas, marinas and private clubs. The Company's resorts include the Boca Raton Resort & Club (Boca Raton), the Registry Resort at Pelican Bay (Naples), the Edgewater Beach Hotel (Naples), the Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale) and the Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale). The Company also owns and operates two golf clubs located in Florida (Grande Oaks Golf Club in Fort Lauderdale and Naples Grande Golf Club in Naples) that serve as additional amenities to its resorts, as well as components of its exclusive social club, known as the Premier Club. In addition, the Company owns and operates two golf courses in Boca Raton that are part of the Boca Raton Resort & Club. Boca Resorts, Inc. can be accessed on the Internet at http://www.bocaresortsinc.com.

Cautionary Statement Concerning Forward-Looking Information

         Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.